As filed with the Securities and Exchange Commission on May 20, 2008
                                                    Registration No. 333-143537




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                 AMENDMENT NO. 5
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         ------------------------------

                              Z TRIM HOLDINGS, INC.
                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         ILLINOIS                                          36-4197173
 (STATE OR OTHER JURISDICTION)                           (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION                        IDENTIFICATION NO.)

                                1011 CAMPUS DRIVE
                            MUNDELEIN, ILLINOIS 60060
                                 (847) 549-6002
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
                        AND PRINCIPAL PLACE OF BUSINESS)


                                STEVEN J. COHEN
                                   PRESIDENT
                                1011 CAMPUS DRIVE
                            MUNDELEIN, ILLINOIS 60060
                                 (847) 549-6002
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                       -----------------------------------

                                    COPY TO:
                             STEPHEN R. DRAKE, ESQ.
                          EPSTEIN BECKER & GREEN, P.C.
                           150 N. MICHIGAN AVE., 35TH FLOOR
                          CHICAGO, ILLINOIS 60601-7553
                                 (312) 499-1400

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offering pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with divided or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b)under the Securities Act, check the following box. [ ]





                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------

   Title of Each Class of      Amount To Be         Proposed Maximum Offering   Proposed Maximum              Amount of
Securities To Be Registered    Registered(2)        Price Per Unit(3)           Aggregate Offering Price      Registration Fee(4)
---------------------------------------------------------------------------------------------------------------------------------

        Common Stock           12,740,000 shares         $.30                        $3,822,000                    _____
   (par value $.00005 per
         share)(1)

----------------------------------------------------------------------------------------------------------------------------------



     (1) Includes 3,470,000 shares of common stock underlying warrants.

     (2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


     (3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported for shares of Common Stock of the Registrant, as of May 19, 2008, as reported on the American Stock Exchange.

     (4) Previously the Company paid a registration fee of $438 in connection with the original filing to register 12,450,000 shares, and a fee of $9 in connection with Ammendment No. 1 on account of the additional 290,000 shares added to the amount being registered pursuant to that ammendment.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                   SUBJECT TO COMPLETION, DATED MAY 20, 2008



PROSPECTUS
                               ------------------

                              Z TRIM HOLDINGS, INC.
                                  COMMON STOCK
                               ------------------


     This prospectus relates to the sale or other disposition of 12,740,000 shares of our common stock, including 3,470,000 shares of common stock underlying warrants, by the Selling Stockholders named in this prospectus or their transferees. The issuance of the shares upon exercise of the warrants is not covered by this prospectus; only the resale of the shares underlying the warrants is covered. For information about the Selling Stockholders see "Selling Stockholders" on page 22. We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholders, but will receive proceeds related to the exercise for cash of the warrants held by the Selling Stockholders.


     On March 27, 2007, we entered into private placement subscription agreements pursuant to which we sold unregistered shares of our common stock, par value $0.00005 per share ("Common Stock"), and warrants exercisable for Common Stock. We sold 80 units in the private placement at a price of $100,000 per unit, with each unit consisting of 100,000 shares of Common Stock and a five-year warrant with an exercise price of $1.20 per share to purchase 25,000 shares of Common Stock (the "Warrants"). In the aggregate we sold 8,000,000 shares of Common Stock, and Warrants to purchase an additional 2,000,000 shares of Common Stock. We received gross proceeds of $8,000,000 from these sales. We also entered into a registration rights agreement in connection with the private placement pursuant to which we agreed to file with the Securities and Exchange Commission this registration statement covering the resale of the Common Stock and Common Stock underlying the Warrants.

     JP Turner & Company, LLC ("JP Turner") served as the lead placement agent in connection with the private placement. JP Turner, together with any affiliate placement agents, received warrants to purchase 1,200,000 shares of Common Stock on terms which are identical to the Warrants included in the units except that the exercise price is $1.00 per share. In addition, the placement agent's warrant has registration rights that are the same as those afforded to investors in the private placement.

     In addition to the March, 2007 offering, we previously sold unregistered shares of Common Stock and warrants exercisable for Common Stock in private sales and settlements at privately negotiated prices. In the aggregate, we sold 1,270,000 shares of Common Stock and warrants to purchase an additional 270,000 shares of Common Stock in these sales.

     The Selling Stockholders may offer their shares of Common Stock from time to time through public or private transactions, on or off of the American Stock Exchange at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders, but will receive proceeds related to the exercise for cash of warrants held by the Selling Stockholders.

     The Selling Stockholders, and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

     Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

     Our common stock is listed on the American Stock Exchange under the symbol "ZTM." The last reported sale price of our common stock on the American Stock Exchange on May 19, 2008 was $0.25 per share.


     INVESTING IN THE COMMON STOCK INVOLVES RISKS. WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 18 BEFORE MAKING YOUR INVESTMENT DECISION.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS MAY 20, 2008

                                TABLE OF CONTENTS

                                                                            PAGE

Prospectus Summary                                                           6

Risk Factors                                                                 18

Use Of Proceeds                                                              23

Selling Stockholders                                                         23

Plan Of Distribution                                                         27

Legal Matters                                                                29

Experts                                                                      29

Incorporation Of Certain Documents By Reference                              29

Where You Can Get More Information                                           31

                               PROSPECTUS SUMMARY


ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized any other person to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover page.

THE COMPANY


Z Trim Holdings, Inc. is an emerging growth company focused on the production, marketing and distribution of functional food ingredients and formulated foods for both domestic and international markets. Z Trim is a USDA-developed, all-natural, zero calorie functional food ingredient made from healthy dietary fiber. The Company has an extensive intellectual property portfolio, highlighted by an exclusive license from the USDA to make, use and sell Z Trim both domestically and internationally. Currently, corn and oats are used to make Z Trim, but it can be produced from virtually any other agricultural product. Current Z Trim products include gel and powder used to replace portions of fat, gums, starches and carbohydrates in foods, and as a fiber ingredient for the nutraceutical industry. The Company's core product portfolio of wellness foods and dietary fiber food ingredients includes corn Z Trim, non-GMO oat Z Trim, and functional emulsions and gels. Z Trim is now being used by manufacturers, restaurants, schools, and consumers on 5 continents to replace as much as 80% of the fat and calories in foods without changing taste, texture, appearance or digestive properties in baked goods, dairy products, snacks, deserts, sauces, dressings, processed meats and many other foods.

Z Trim is an all natural functional food ingredient made from plant fiber and comprises essentially an amorphous cellulose gel. Produced by a proprietary process that converts crude fiber grain components into cereal hydro-colloidal compositions, Z Trim is rich in soluble and insoluble fiber, devoid of fat and calories, neutral in taste and totally compatible in texture with foods in which it is used. In concrete terms, we believe this patented, proven ingredient system can significantly improve the nutritional profile of foods without compromising the taste delivery and mouth-feel properties of full-fat products that are critical to the brands of every major food company.

After years of development, Z Trim is now commercialized. The Company currently manufactures and markets Z Trim as a competitive ingredient that improves the food industry's ability to deliver on its promises of healthier foods. The Company's primary goal is establishing Z Trim as an important ingredient in revolutionizing the food industry. The Company is developing its market through
(i) direct sales to major food manufacturers, as well as several small and mid size companies, (ii) direct sales to the consumer, and (iii) direct sales to large food institutions such as those that supply to restaurants, hospitals, schools and cafeterias. We have an aggressive plan to educate both the food industry and consumers about the uses and benefits of Z Trim products, and we continue to develop additional products in partnership with our customers to service multiple markets.

THE OFFERING

     This prospectus relates to the sale of other disposition of 12,740,000 shares of our Common Stock, including 3,470,000 shares of Common Stock underlying warrants by the Selling Stockholders named in this prospectus or their transferees. The Selling Stockholders may offer their shares of Common Stock from time to time through public or private transactions, on or off of the American Stock Exchange at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholders, but will receive proceeds related to the exercise for cash of warrants held by the Selling Stockholders.

CORPORATE INFORMATION


     We have one operating subsidiary, FiberGel Technologies, Inc. Our executive offices are located at 1011 Campus Drive, Mundelein, Illinois, 60060. Our phone number is (847) 549-6002. Our website is www.ztrim.com. Information on our web site is not intended to be incorporated into this prospectus.

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN THE SHARES. AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, OTHER INFORMATION INCLUDED IN THIS PROSPECTUS AND INFORMATION IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

BUSINESS RISKS

WE HAVE A HISTORY OF OPERATING LOSSES AND CANNOT GUARANTEE PROFITABLE OPERATIONS IN THE FUTURE. ANY FAILURE ON OUR PART TO ACHIEVE PROFITABILITY MAY CAUSE US TO REDUCE OR EVENTUALLY CEASE OPERATIONS.


We reported a net loss of $14,625,317 for the twelve months ending December 31, 2007. At December 31, 2007, we reported an accumulated deficit of $64,109,616. If we continue to incur significant losses, our cash reserves may be depleted earlier than currently anticipated, and we may be required to limit our future growth objectives to levels corresponding with our then available cash reserves.


OUR SUCCESS IS DEPENDENT ON MARKET ACCEPTANCE OF OUR PRODUCT.


     We have not conducted, nor have others made available to us, results of market research indicating how much market demand exists for Z Trim, our functional food ingredient. We are relying on the current concerns over obesity, weight-health issues, and the rising cost of health care to drive demand for Z Trim in the marketplace. We cannot assure you that we will be able to gain the market acceptance necessary to achieve profitability.

WE MAKE NO PROJECTIONS REGARDING THE VIABILITY OF OUR FUNCTIONAL FOOD INGREDIENT AND WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE THE RESULTS DESCRIBED.


     We make no projection with respect to our future income, assets or business. No expert has reviewed our business plan for accuracy or reasonableness. It is likely that our actual business and results of operations will differ from those presented herein.

WE WILL NEED ADDITIONAL FUNDING AND SUCH FUNDING MAY NOT BE AVAILABLE. IF SUCH FUNDING IS AVAILABLE, IT MAY NOT BE OFFERED ON SATISFACTORY TERMS.

     We will require additional financing to fund ongoing operations, as our current sales and revenue growth are insufficient to meet our operating costs. Our inability to obtain necessary capital or financing to fund these needs will adversely affect our ability to fund operations and continue as a going concern. Our inability to obtain necessary capital or financing to fund these needs could adversely affect our business, results of operations and financial condition. Additional financing may not be available when needed or may not be available on terms acceptable to us. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our business stragtegies, which may affect our overall business results of operations and financial condition.

THE AVAILABILITY AND COST OF AGRICULTURAL PRODUCTS THAT WE USE IN OUR BUSINESS ARE SUBJECT TO WEATHER AND OTHER FACTORS BEYOND OUR CONTROL.

All of our current products depend on our proprietary technology using agricultural products, mainly corn and oat. Historically, the costs of corn and oat are subject to substantial fluctuations depending upon a number of factors which affect commodity prices in general and over which we have no control, including crop conditions, weather, government programs and purchases by foreign governments.

WE FACE COMPETITION.

Competition is intense in our targeted industries, including nutraceuticals, functional food ingredients, oils, gums and a large number of businesses engaged in the various fat replacement industries. Many of our competitors have established reputations for successfully developing and marketing their products, including products that are widely recognized as providing similar calorie reduction. In addition, many of our competitors have greater financial, managerial, and technical resources than us. If we are not successful in competing in these markets, we may not be able to attain our business objectives.

WE MAY EXPAND OUR OPERATIONS BY MAKING ACQUISITIONS WHICH COULD SUBJECT US TO A NUMBER OF OPERATIONAL RISKS.


     In order to grow our business, we may expand our operations by acquiring other businesses in the future. We cannot predict whether or when any acquisitions will occur. Acquisitions commonly involve certain risks, and we cannot assure you that any acquired business will be successfully integrated into our operations or will perform as we expect. Any future acquisitions could involve certain other risks, including the assumption of additional liabilities, potentially dilutive issuances of equity securities, and diversion of management's attention from other business concerns. We may also enter into joint venture transactions. Joint ventures have the added risk that the other joint venture partners may have economic, business or legal interests or objectives that are inconsistent with our interests and objectives.


OUR INABILITY TO SECURE AND PROTECT OUR INTELLECTUAL PROPERTY MAY RESULT IN COSTLY AND TIME-CONSUMING LITIGATION AND COULD IMPEDE US FROM EVER ATTAINING MARKET SUCCESS.

We hold several patents as well as copyrights and trademarks with respect to our products and expect to continue to file applications in the future as a means of protecting our intellectual property. In addition, we seek to protect our proprietary information and know-how through the use of trade secrets, confidentiality agreements and other similar security measures. With respect to patents, there can be no assurance that any applications for patent protection will be granted, or, if granted, will offer meaningful protection.

Additionally, there can be no assurance that competitors will not develop, patent or gain access to similar know-how and technology, or reverse engineer our products, or that any confidentiality agreements upon which we rely to protect our trade secrets and other proprietary information will be adequate to protect our proprietary technology. The occurrence of any such events could have a material adverse effect on our results of operations and financial condition.


OUR STOCK PRICE MAY DROP UNEXPECTEDLY DUE TO SHORT SELLING OF OUR COMMON STOCK IN THE MARKET.

Regulation SHO began on January 3, 2005 and was adopted to update short sale regulation in light of numerous market developments since short sale regulation was first adopted in 1938. We have experienced and may continue to experience unexpected declines in our stock price due to manipulation of the market by individuals who profit by short selling our common stock. Short selling occurs when an individual borrows shares from an investor through a broker and then sells those borrowed shares at the current market price. The "short seller" profits when the stock price falls because he or she can repurchase the stock at a lower price and pay back the person from whom he or she borrowed, thereby making a profit. We cannot assure you that short sellers will not continue to drive the stock price down in the future, causing decline in the value of your investment.

THE FLUCTUATION IN OUR STOCK PRICE MAY RESULT IN A DECLINE IN THE VALUE OF YOUR INVESTMENT.

     The price of our common stock may fluctuate widely, depending upon many factors, including the differences between our actual financial and operating results and those expected by investors and analysts, changes in analysts' recommendations or projections, short selling of our stock in the market, changes in general economic or market conditions and broad market fluctuations. Companies that experience volatility in the market price of their securities often are subject to securities class action litigation. This type of litigation, if instituted against us, could result in substantial costs and divert management's attention and resources away from our business.


MARKET RISKS

THE COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES.

     The term "penny stock" generally refers to low-priced, speculative securities of very small companies. Before a broker-dealer can sell a penny stock, SEC rules require the broker-dealer to first approve the customer for the transaction and receive from the customer a written agreement to the transaction. The broker-dealer must furnish the customer a document describing the risks of investing in penny stocks. The broker-dealer must tell the customer the current market quotation, if any, for the penny stock and the compensation the broker-dealer and its broker will receive for the trade. Finally, the broker-dealer must send monthly account statements showing the market value of each penny stock held in the customer's account. These requirements make penny stocks more difficult to trade. Because the Common Stock is subject to the penny stock rules, the market liquidity of the Common Stock may be adversely affected.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.


     From time to time, certain of our shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or shareholders whose shares are aggregated) who has satisfied a six-month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by our shareholders that are non-affiliates that have satisfied a one-year holding period. Any substantial sale of our Common Stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of the Common Stock.


THE ISSUANCE OF ADDITIONAL COMMON STOCK COULD RESULT IN SUBSTANTIAL DILUTION.


     We will need additional equity funding to provide the capital to achieve our objectives. Such equity issuance would cause a substantially larger number of shares to be outstanding, thereby diluting the ownership interest of our existing shareholders. In addition, public sales of substantial amounts of the Common Stock after this registration statement could reduce the market price for the Common Stock. If we raise capital in the future by issuing additional equity securities, investors may experience a decline in the value of their securities.

THE TRADING PRICE OF THE COMMON STOCK IS VOLATILE, WHICH COULD CAUSE THE VALUE OF AN INVESTMENT OUR SECURITIES TO DECLINE.

     The market price of shares of our Common Stock has been volatile. The price of the Common Stock may continue to fluctuate in response to a number of factors, such as:

o    developments and resolution of current litigation that we are a party to;

o    our cash resources and our ability to obtain additional funding;

o announcements by us or a competitor of business development or exhibition projects;

o    our entering into or terminating strategic business relationships;

o    changes in  government  regulations;

o    changes in our revenue or expense levels; and

o    negative reports on us by security analysts;


     The occurrence of any of these events may cause the price of the Common Stock to fall. In addition, the stock market in general has experienced volatility that often has been unrelated to the operating performance or financial condition of individual companies. Any broad market or industry fluctuations may adversely affect the trading price of our Common Stock, regardless of operating performance or prospects.

WE DO NOT PLAN TO PAY DIVIDENDS TO HOLDERS OF COMMON STOCK.

     We do not anticipate paying cash dividends to the holders of the Common Stock at any time. Accordingly, investors must rely upon subsequent sales after price appreciation as the sole method to realize a gain on investment. There are no assurances that the price of Common Stock will ever appreciate in value. Investors seeking cash dividends should not buy our securities.


Disclosures About Forward-Looking Statements. This prospectus contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "potential" and similar expressions also identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, to differ materially from those in the forward-looking statements. Forward-looking statements may included, but are not limited to, statements with respect to our history of operating losses, lack of significant market acceptance of our product, the fact that we will need to raise additional capital, and our reliance on intellectual property. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere included and incorporated by reference in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events. We qualify all forward-looking statements contained in this prospectus by the foregoing cautionary statements.

                                 USE OF PROCEEDS


     All of the shares of Common Stock offered by this prospectus are being offered by the Selling Stockholders. For information about the Selling Stockholders, see "Selling Stockholders" on page 22. We will not receive any of the proceeds from the sale of the shares of Common Stock offered by the Selling Stockholders, but will receive proceeds related to the exercise of warrants for cash held by the Selling Stockholders. We intend to use the net proceeds generated by such warrant exercises for general corporate purposes, including but not limited to working capital, capital expenditures and acquisitions, if any. We cannot estimate how many, if any, warrants and options may be exercised as a result of this offering. We are obligated to bear the expenses of the registration of the shares. We anticipate that these expenses will be approximately $21,477.



                              SELLING STOCKHOLDERS

     This prospectus relates to the sale or other disposition of 12,740,000 shares of our common stock, including 3,470,000 shares of common stock underlying warrants, by the Selling Stockholders or their transferees. The issuance of the shares upon exercise of warrants is not covered by this prospectus; only the resale of the shares underlying warrants are covered.

     On March 27, 2007, we entered into private placement subscription agreements pursuant to which we sold unregistered shares of our common stock, par value $0.00005 per share ("Common Stock"), and warrants exercisable for Common Stock. We sold 80 units in the private placement at a price of $100,000 per unit, with each unit consisting of 100,000 shares of Common Stock and a five-year warrant with an exercise price of $1.20 per share to purchase 25,000 shares of Common Stock (the "Warrants"). In the aggregate we sold 8,000,000 shares of Common Stock, and Warrants to purchase an additional 2,000,000 shares of Common Stock. We received gross proceeds of $8,000,000 from these sales. We also entered into a registration rights agreement in connection with the private placement pursuant to which we agreed to file with the Securities and Exchange Commission this registration statement covering the resale of the Common Stock and Common Stock underlying the Warrants.

     JP Turner & Company, LLC ("JP Turner") served as the lead placement agent in connection with the private placement. JP Turner, together with any affiliate placement agents, received warrants to purchase 1,200,000 shares of Common Stock on terms which are identical to the Warrants included in the units except that the exercise price is $1.00 per share. In addition, the placement agent's warrant has registration rights that are the same as those afforded to investors in the private placement.

     In addition to the March, 2007 offering, we previously sold unregistered shares of Common Stock and warrants exercisable for Common Stock in private sales and settlements at privately negotiated prices. In the aggregate, we sold 1,270,000 shares of Common Stock and warrants to purchase an additional 270,000 shares of Common Stock in these sales.

     The following table sets forth information with respect to the beneficial ownership of our common stock as of May 20, 2008, by each of the Selling Stockholders and the maximum number of shares that may be sold hereunder. The term "Selling Stockholder" includes the stockholders listed below and their respective transferees, assignees, pledges, donees and other successors. The number of shares that may be actually sold by any Selling Stockholder will be determined by the Selling Stockholder. Because the Selling Stockholders may sell all, some or none of the shares of common stock which they hold, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of or percentage of total shares of Common Stock that will be held by the Selling Stockholders upon termination of the offering. Except as noted below, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.




     As of May 20, 2008, there were 76,056,375 shares of Common Stock outstanding.






                                                                           Maximum
                                              Shares Beneficially          Number of
                                                    Owned(1)               Shares to be
                                     -----------------------------------     Sold
 Name                                       Number         Percentage      Hereunder(2)
-----------------------------------  -------------------- --------------  ---------------

Clark Wingert                             500,000(3)            *               500,000

Michael McMahon                           125,000(4)            *               125,000

Cary Moscarello                           125,000(5)            *               125,000

Ralph and Nancy Cotton                     31,250(6)            *                31,250

Marlene McGuire                            62,500(7)            *                62,500

Carl J. Sagasser Living Trust             375,000(8)            *               375,000

Lee and Kay Bettenhausen                  187,500(9)            *               187,500

Zev and Pam Davis                         625,000(10)           *               625,000

John Majic                                625,000(11)           *               625,000

Ryan Schiff                               125,000(12)           *               125,000

Philip Trast                              125,000(13)           *               125,000

Paul Zeedyk                               250,000(14)           *               250,000

William and Christine Geiger              250,000(15)           *               250,000

Richard and Annette Crawford              125,000(16)           *               125,000

Jeff and Kim Clymer                       125,000(17)           *               125,000

Peter D. Kochanowski                      125,000(18)           *               125,000

Paul Werner                               62,500(19)            *                62,500

Patrick J. Monahan Revocable Trust         31,250(20)           *                31,250

Wallace and Sharon Clark                  250,000(21)           *               250,000

Walter Jakovcic                           250,000(22)           *               250,000

Joseph Laura                              375,000(23)           *               375,000

                                       24


John and Alisa Peragine                   125,000(24)           *               125,000

Jerry Schwartz                            312,500(25)           *               312,500

Greg Fresca                                31,250(26)           *                31,250

Frank Fresca                              125,000(27)           *               125,000

Martin Hodds                              187,500(28)           *               187,500

Stephen Phillips                        1,187,500(29)          1.6%           1,187,500

Kyle McKenzie                             125,000(30)           *               125,000

Scott and Jolene McPherson                125,000(31)           *               125,000

Kenneth and Tammy Balatgek                125,000(32)           *               125,000

CKS Warehouse Group                       187,500(33)           *               187,500

Harry and Carol Heller                    250,000(34)           *               250,000

Billy Knott                               625,000(35)           *               625,000

Cleco Corp.                               875,000(36)         1.2%              875,000

J.W. Harman                               125,000(37)           *               125,000

Alan Axelrod                              281,250(38)           *               281,250

Endevour L.P.                             250,000(39)           *               250,000

Jerome Gildner                            125,000(40)           *               125,000

Marvin Mauel                              187,500(41)           *               187,500

JP Turner & Company, LLC                1,200,000(42)         1.6%            1,200,000

David Dabney                              85,000(43)            *                85,000

Paradigm Group II, LLC                  1,100,000(44)         1.5%            1,100,000

Willow Cove                               106,875               *               106,875

Chalmers & Nagel, P.C.                     35,625(45)           *                35,625

Richard Wexler                            142,500               *               142,500

Hari-Anne Felder                           70,000               *                70,000

______________________

* Less than one percent.

(1) Except as otherwise indicated, each Selling Stockholder named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by such shareholder. The numbers and percentages shown include (a) the shares of common stock actually owned as of May 20, 2008, and
(b) the shares of common stock which the person or group had the right to acquire within 60 days upon the exercise of warrants held by such Selling Stockholder on May 20, 2008. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days upon the exercise of warrants held by such Selling Stockholder are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(2) Includes 1,250,000 shares issuable upon exercise of warrants at $1.00 per share and 2,000,000 shares issuable upon exercise of warrants at $1.20 per share.
(3) Includes 100,000 shares issuable upon exercise of warrants at $1.20 per share.
(4) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(5) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.

(6) Includes 6,250 shares issuable upon exercise of warrants at $1.20 per share.
(7) Includes 12,500 shares issuable upon exercise of warrants at $1.20 per share.
(8) Includes 75,000 shares issuable upon exercise of warrants at $1.20 per share. Carl J. Sagasser has sole voting and investment control over the shares held by Carl J. Sagasser Living Trust.
(9) Includes 37,500 shares issuable upon exercise of warrants at $1.20 per share.
(10) Includes 125,000 shares issuable upon exercise of warrants at $1.20 per share.
(11) Includes 125,000 shares issuable upon exercise of warrants at $1.20 per share.
(12) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(13) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(14) Includes 50,000 shares issuable upon exercise of warrants at $1.20 per share.
(15) Includes 50,000 shares issuable upon exercise of warrants at $1.20 per share.
(16) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(17) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(18) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(19) Includes 12,500 shares issuable upon exercise of warrants at $1.20 per share.
(20) Includes 6,250 shares issuable upon exercise of warrants at $1.20 per share. Patrick J. Monahan has sole voting and investment control over the shares held by Patrick J. Monahan Revocable Trust.
(21) Includes 50,000 shares issuable upon exercise of warrants at $1.20 per share.
(22) Includes 50,000 shares issuable upon exercise of warrants at $1.20 per share.
(23) Includes 75,000 shares issuable upon exercise of warrants at $1.20 per share.
(24) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(25) Includes 62,500 shares issuable upon exercise of warrants at $1.20 per share.
(26) Includes 6,250 shares issuable upon exercise of warrants at $1.20 per share.
(27) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(28) Includes 37,500 shares issuable upon exercise of warrants at $1.20 per share.
(29) Includes 237,500 shares issuable upon exercise of warrants at $1.20 per share.
(30) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(31) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(32) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(33) Includes 37,500 shares issuable upon exercise of warrants at $1.20 per share. Mark Hershhorn has sole voting and investment control over the shares held by CKS Warehouse Group.
(34) Includes 50,000 shares issuable upon exercise of warrants at $1.20 per share.
(35) Includes 125,000 shares issuable upon exercise of warrants at $1.20 per share. J.W. Harman has sole voting and investment control over the shares held by Cleco Corp.
(36) Includes 175,000 shares issuable upon exercise of warrants at $1.20 per share.
(37) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(38) Includes 56,250 shares issuable upon exercise of warrants at $1.20 per share.
(39) Includes 50,000 shares issuable upon exercise of warrants at $1.20 per share. John F. Maring has sole voting and investment control over the shares held by Endevour L.P.
(40) Includes 25,000 shares issuable upon exercise of warrants at $1.20 per share.
(41) Includes 37,500 shares issuable upon exercise of warrants at $1.20 per share.
(42) Represents 1,200,000 shares issuable upon exercise of warrants at $1.00 per share. JP Turner & Company, LLC is a registered broker dealer and NASD member firm, located at 3060 Peachtree Road, 11th Floor, Atlanta, Georgia 30305. JP Turner & Company, LLC acted as a placement agent in connection with our offering of common stock and warrants in March 2007. All of the shares being registered were received by JP Turner & Company, LLC as compensation for investment banking services. JP Turner & Company, LLC distributed such warrants to JP Turner Partners, LP, an associated entity. William L. Mello has sole voting and investment control over shares held by JP Turner Partners, LP.
(43) Includes 50,000 shares issuable upon exercise of warrants at $1.00 per share.
(44) Includes 220,000 shares issuable upon exercise of warrants at $1.20 per share. Sheldon Drobny has sole voting and investment control over the shares held by Paradigm Group II, LLC.
(45) Stuart M. Nagel has sole voting and investment control over the shares held by Chalmers & Nagel, P.C.

                              PLAN OF DISTRIBUTION


     The selling stockholders (the "Selling Stockholders", which as used herein includes donees, pledgees, transferees or other successors-in-interest of a Selling Stockholder selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

     The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

     -  ordinary   brokerage   transactions   and   transactions  in  which  the
broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     - privately negotiated transactions;

     - short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

     -  through  the  writing  or   settlement   of  options  or  other  hedging
transactions, whether through an options exchange or otherwise;

     - broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

     - a combination of any such methods of sale.

     The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors-in-interest as Selling Stockholders under this Prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Prospectus.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     J.P. Turner & Company, LLC ("JP Turner") has indicated to us its willingness to act as selling agent on behalf of the Selling Stockholders named in the Prospectus under "Selling Security Holders" that purchased our privately placed securities. All shares sold, if any, on behalf of Selling Stockholders by JP Turner would be in transactions executed by JP Turner on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 5% of the gross proceeds. JP Turner does not have an underwriting agreement with us and/or the Selling Stockholders and no Selling Stockholders are required to execute transactions through JP Turner.

     In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

     The Selling Stockholders will receive the aggregate proceeds from the sale of the Common Stock offered by them. The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from the sale of Common Stock in this offering. We may receive proceeds from holders who exercise their warrants and pay the applicable cash exercise price in connection with those exercises.

     The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the 1933 Act rather than under this Prospectus, provided that they meet the criteria and conform to the requirements of that rule.

     The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the 1933 Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the 1933 Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the 1933 Act will be subject to the prospectus delivery requirements of the 1933 Act.

     To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this Prospectus.

     In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this Prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the 1933 Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the 1933 Act.

     We will pay all of the expenses incident to registration other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will pay for offering expenses including the SEC registration fee, accounting fees, legal fees, printing expenses and other related miscellaneous expenses. We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the 1933 Act and state securities laws, relating to the registration of the shares offered by this Prospectus.

     We have agreed with the Selling Stockholders to keep the registration statement of which this Prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this Prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the 1933 Act. Notwithstanding anything contained herein to the contrary, an aggregate of 1,200,000 shares of Common Stock issuable upon exercise of warrants held by JP Turner and/or "associated persons" of JP Turner are subject to a 180 day lock-up agreement in accordance with the requirements of NASD Rule 2710(g)(1).


                                  LEGAL MATTERS

         The validity of the Common Stock registered hereunder has been passed upon for us by Epstein Becker & Green, P.C., Chicago, Illinois.

                                     EXPERTS


The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2007 have been so incorporated in reliance on the reports of Blackman Killick LLP and Spector & Wong LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede that information. We incorporate by reference the documents filed with the Commission listed below:

(a) Our Annual Report on Form 10-KSB for the year ended December 31, 2007, as amended on May 14, 2008;

(b) Our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2008;

(c) The description of the common stock contained in our Registration Statement on Form 10SB filed with the Commission on August 21, 2000, together with each of Amendment No. 1 on Form 10SB/A filed with the Commission on December 10, 2002, Amendment No. 2 on Form 10SB/A filed with the Commission on January 7, 2002 and Amendment No. 3 on Form 10SB/A filed with the Commission on January 24, 2002 and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our common stock; and

(d) All documents we have filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of the documents.


     You may request a copy of any one or more of these filings, at no cost, by contacting us at:


                              Z Trim Holdings, Inc.
                                1011 Campus Drive
                            Mundelein, Illinois 60060
                                 (847) 549-6002

                       WHERE YOU CAN GET MORE INFORMATION


     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements or other information that we file with the Commission at the Commission's public reference room at 100 F. St., N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Commission maintains a Web site at "www.sec.gov" that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission, including Z Trim's.

     You may also find copies of reports, proxy and information statements we file electronically with the Commission via a link to "Investor Relations" from our website at "www.ztrim.com." The information on our Internet Web site is not incorporated in this prospectus by reference and you should not consider it a part of this prospectus.

                                   PROSPECTUS

                              Z TRIM HOLDINGS, INC.

                        12,740,000 SHARES OF COMMON STOCK


                                 May 20, 2008



     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     We are not issuing any common stock under this Registration Statement. All Common Stock registered pursuant to this Registration Statement is being registered on behalf of Selling Stockholders. We have agreed to pay all costs of this Registration Statement. The following table sets forth the estimated expenses to be incurred in connection with the issuance and resale of the securities offered by this prospectus. We are responsible for the payment of all expenses set forth below.


         Registration fee                                 $        447
         Legal fees and expenses                          $     15,000
         Accounting fees and expenses                     $      5,000
         Miscellaneous                                    $      1,000
                                                          ------------
         Total                                            $     21,447


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's bylaws authorize the Company to indemnify directors and officers and other corporate agents to the fullest extent permitted under the laws of Illinois. Because indemnification of liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons by these provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

ITEM 16. EXHIBITS

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Z Trim Holdings, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934 as indicated in parenthesis.

EXHIBIT
NO.                          DESCRIPTION
------- ------------------------------------------------------------------------

4.1 Form of Subscription Agreement (filed as Exhibit 4.5 to the Company's Form 10-KSB filed on April 2, 2007 and incorporated herein by reference).
4.2 Form of Warrant to Purchase Common Stock (filed as Exhibit 4.6 to the Company's Form 10-KSB filed on April 2, 2007 and incorporated herein by reference).
4.3 Form of Registration Rights Agreement (filed as Exhibit 4.7 to the Company's Form 10-KSB filed on April 2, 2007 and incorporated herein by reference).
5.1     Opinion of Epstein Becker & Green, P.C.
23.1    Consent of Spector and Wong, LLP
23.2    Consent of Blackman Kallick LLP
23.3    Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1)

ITEM 17. UNDERTAKINGS

(a)     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act.

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not appy if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to be believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mundelein, State of Illinois, on May 20, 2008.



                              Z TRIM HOLDINGS, INC.

                              By: /s/ Steven J. Cohen
                              ---------------------------
                              Steven J. Cohen
                              President (Principal Executive Officer)



     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on May 20, 2008 by the following persons in the capacities indicated.



/s/ Steven J. Cohen                            /s/ Mark Hershhorn*
----------------------                         ---------------------
Steven J. Cohen                                Mark Hershhorn
Director and President                         Director
(Principal Executive Officer)


/s/ Brian Chaiken                              /s/ Harvey Rosenfeld*
------------------                             --------------------
Brian Chaiken                                  Harvey Rosenfeld
Chief Financial Officer                        Director
(Principal Financial Officer)


/s/ Peggy Perucca                              /s/ Randal Hoff*
-------------------                            -------------------
Peggy Perucca                                  Randal Hoff
Controller                                     Director


/s/ Triveni Shukla*                            /s/ Brian S. Israel*
-------------------                            -------------------
Triveni Shukla                                 Brian S. Israel
Director and Executive V.P.                    Director


/s/ Michael Donahue*
-------------------
Michael Donahue
Director


* By Steven J. Cohen, Attorney-in-fact



                                INDEX OF EXHIBITS

EXHIBIT
NUMBER  DESCRIPTION
------- ------------------------------------------------------------------------
4.1 Form of Subscription Agreement (filed as Exhibit 4.5 to the Company's Form 10-KSB filed on April 2, 2007 and incorporated herein by reference).
4.2 Form of Warrant to Purchase Common Stock (filed as Exhibit 4.6 to the Company's Form 10-KSB filed on April 2, 2007 and incorporated herein by reference).
4.3 Form of Registration Rights Agreement (filed as Exhibit 4.7 to the Company's Form 10-KSB filed on April 2, 2007 and incorporated herein by reference).
5.1     Opinion of Epstein Becker & Green, P.C.
23.1    Consent of Spector and Wong, LLP
23.2    Consent of Blackman Kallick LLP
23.3    Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1)